UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 19, 2017 (Date of earliest event reported)

ImmuCell Corporation (Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)
207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Common Stock Offering

On December 19, 2017 ImmuCell Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) of 417,807 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 417,807 shares of Common Stock. The price to the public is $7.30 per share. The Company expects to close the sale of the Common Stock on or about December 21, 2017, subject to customary closing conditions.

The Company estimates net proceeds from the offering to be approximately $2.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering to:

•	complete the Nisin production facility (estimated total cost is now $21 million, which is $197,000 greater than our previously disclosed estimate of $20,803,000);

•	expand production capacity for the newly launched First Defense® Tri-Shield™ in a gel tube delivery format;

•	hire additional regional sales managers;

•	engage a qualified consultant to help achieve regulatory approval for the sale of the First Defense® product line outside of North America; and

•	general working capital purposes.

The shares of Common Stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-207635) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2015 and declared effective by the SEC on November 10, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after December 19, 2017 without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

Item 2.02.  Results of Operations and Financial Condition.

On December 19, 2017 ImmuCell Corporation (the “Company”) issued a press release announcing, among other things, its product sales for the twelve-month period ended November 30, 2017 and its cash and cash equivalents balance as of November 30, 2017. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 7.01.     Regulation FD Disclosure.

On December 19, 2017 the Company issued a press release announcing the pricing of the Common Stock in the Offering.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImmuCell Corporation, dated December 19, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: December 19, 2017	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of ImmuCell Corporation dated December 19, 2017.

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